    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 26, 2001
                                                      REGISTRATION NO. 333-44925
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                            PRIDE INTERNATIONAL, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                          5847 SAN FELIPE, SUITE 3300
          DELAWARE                            HOUSTON, TEXAS 77057                    76-0069030
(STATE OR OTHER JURISDICTION OF                  (713) 789-1400                     (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   (NAME, ADDRESS, INCLUDING ZIP CODE, TELEPHONE     IDENTIFICATION NO.)
                                   NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S
                                          PRINCIPAL EXECUTIVE OFFICES)

                                ROBERT W. RANDALL
                       VICE PRESIDENT AND GENERAL COUNSEL
                            PRIDE INTERNATIONAL, INC.
                           5847 SAN FELIPE, SUITE 3300
                              HOUSTON, TEXAS 77057
                                 (713) 789-1400
   (NAME, ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                         ------------------------------

                                    COPY TO:
                                L. PROCTOR THOMAS
                               BAKER BOTTS L.L.P.
                              3000 ONE SHELL PLAZA
                            HOUSTON, TEXAS 77002-4995
                                 (713) 229-1234

                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

       If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

            This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act by Pride International, Inc., a Delaware corporation ("Pride" or the "Company"), as successor to Pride International, Inc., a Louisiana corporation ("Old Pride"). Pride hereby expressly adopts the Registration Statement of Old Pride on Form S-3 (Registration No. 333-40014) as its own Registration Statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

         Old Pride filed a Registration Statement on Form S-3 (Registration No. 333-44925), as amended and as declared effective on March 28, 1998 (the "Registration Statement"), to register its debt securities and shares of its common stock and preferred stock to be issued from time to time pursuant to Rule 415 under the Securities Act. On September 13, 2001, Old Pride merged with and into Pride pursuant to the Agreement and Plan of Merger, dated as of May 23, 2001, among Pride, Old Pride, Marine Drilling Companies, Inc. and AM Merger Inc. Pride, as successor to Old Pride, is filing this Post-Effective Amendment No. 1 to the Registration Statement pursuant to Rule 414 under the Securities Act. Contemporaneously with the filing hereof, Pride is filing Post-Effective Amendment No. 1 to the Registration Statement of Old Pride on Form S-3 (Registration No. 333-40014) pursuant to Rule 414 under the Securities Act and is including therein a combined prospectus relating to this Registration Statement pursuant to Rule 429(b) under the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses payable by Pride International, Inc., a Delaware corporation ("Pride"), in connection with the offering described in this Registration Statement.

              Registration fee.....................................        $ 147,500
              Printing expenses....................................           30,000
              Accounting fees and expenses.........................           35,000
              Legal fees and expenses..............................           70,000
              Trustee fees and expenses............................            2,000
              Rating agency fees...................................          120,000
              Miscellaneous........................................           20,500
                                                                           ---------
                   Total...........................................        $ 425,000
                                                                           =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Pride expects to maintain policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

         Article Seventh of the Certificate of Incorporation of Pride eliminates the personal liability of each director of Pride to Pride and its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision does not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8, Section 174 of the Delaware General Corporation Law, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (iv) for any transactions from which such director derived an improper personal benefit.

         The Bylaws of Pride provide that Pride will indemnify and hold harmless, to the fullest extent permitted by applicable law in effect as of the date of the adoption of the Bylaws and to such greater extent as applicable law may thereafter permit, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee, agent or fiduciary of (i) Pride, (ii) any predecessor of Pride, (iii) Pride Oil Well Service Company, a Texas corporation ("Pride Oil Well"), (iv) Pride International, Inc., a Louisiana corporation ("Old Pride"), (v) Marine Drilling Companies, Inc., a Texas corporation ("Marine"), (vi) any subsidiary of Pride, Pride Oil Well, Old Pride or Marine or (vii) any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise which the person is or was serving at the request of Pride ("corporate status") against any and all losses, liabilities, costs, claims, damages and expenses actually and reasonably incurred by him or on his behalf by reason of his corporate status.

         The Bylaws further provide that Pride will pay the expenses reasonably incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses will be made only upon receipt of (i) a written undertaking executed by or on behalf of the person to be indemnified to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified by Pride and (ii) satisfactory evidence as to the amount of such expenses.

ITEM 16. EXHIBITS.+

         Exhibit No.          Description of Exhibit
         -----------          ----------------------
         *2.1                 Agreement and Plan of Merger, dated as of May 23,
                              2001, among Pride, Old Pride, Marine and AM
                              Merger, Inc. ("AM Merger") (incorporated by
                              reference to Annex A to the Joint Proxy
                              Statement/Prospectus included in the Registration
                              Statement of Old Pride and Pride on Form S-4
                              (Registration Nos. 333-66644 and 333-66644-01)
                              (the "Registration Statement")).

         *2.2 Letter Agreement, dated as of August 3, 2001, among Pride, Old Pride, Marine and AM Merger
                              (incorporated by reference to Exhibit 2.2 to the Current Report of Pride on Form 8-K filed with the Commission on September 28, 2001, File No. 1-13289
                              (the "Form 8-K")).

         *4.1                 Form of Pride Common Stock Certificate
                              (incorporated by reference to Exhibit 4.13 to the Registration Statement).

         *4.2                 Certificate of Incorporation of Pride
                              (incorporated by reference to Annex D to the Joint
                              Proxy Statement/Prospectus included in the
                              Registration Statement).

         *4.3 By-laws of Pride (incorporated by reference to Annex E to the Joint Proxy Statement/Prospectus included in the Registration Statement).

         *4.4 Rights Agreement dated as of September 13, 2001 between Pride and American Stock Transfer & Trust
                              Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Form 8-K).

         *4.5                 Certificate of Designations of Series A Junior
                              Participating Preferred Stock of Pride.
                              (incorporated by reference to Exhibit 4.3 to the Form 8-K).

         *4.6 Indenture, dated as of May 1, 1997, between Pride and JPMorgan Chase Bank (formerly The Chase
                              Manhattan Bank), as trustee (the "Senior Trustee")
                              (incorporated by reference to Exhibit 4.1 to Pride's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File Nos. 0-16961 and 1-13289 (the "Form 10-Q")).

         Exhibit No.          Description of Exhibit
         -----------          ----------------------

         *4.7                 Fourth Supplemental Indenture, dated as of
                              September 10, 2001, between Pride and the Senior
                              Trustee (incorporated by reference to Exhibit 4.4 to the Form 8-K).

         *4.8                 Indenture, dated as of April 1, 1998, between
                              Pride and HSBC Bank USA (formerly named Marine
                              Midland Bank), as trustee (the "Subordinated
                              Trustee") (incorporated by reference to Exhibit
                              4.1 to the Form 10-Q).

         *4.9                 Second Supplemental Indenture, dated as of
                              September 10, 2001, between Pride and the
                              Subordinated Trustee (incorporated by reference to Exhibit 4.5 to the Form 8-K).

         5.1 Opinion of Baker Botts L.L.P. as to the legality of the securities.

         **12.1 Statement of computation of ratio of earnings to fixed charges.

         15.1                 Awareness letter of PricewaterhouseCoopers LLP.

         15.2                 Awareness letter of KPMG LLP.

         23.1                 Consent of PricewaterhouseCoopers LLP.

         23.2                 Consent of KPMG LLP.

         23.3                 Consent of Baker Botts L.L.P. (included in Exhibit
                              5.1).

         24.1 Powers of Attorney (included on the signature page herein).

         **25.1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Senior
                              Trustee on Form T-1.

         **25.2 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Subordinated Trustee on Form T-1.

--------------------

+ Pride will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement or sales agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities or preferred stock, or (iii) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

*      Incorporated by reference as indicated.

**     Previously filed.

ITEM 17. UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                             (i)  To include any prospectus required by
                section 10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or
                events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                             (iii) To include any material information with
                respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d)      The undersigned registrant hereby undertakes that:

                      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 26, 2001.

                              PRIDE INTERNATIONAL, INC.


                              By: /s/    Robert W. Randall
                                  ----------------------------------------------
                                  Robert W. Randall
                                  Vice President - General Counsel and Secretary


                                POWER OF ATTORNEY

                  Each person whose signature appears below appoints Paul A. Bragg, Earl W. McNiel and Robert W. Randall, and each of them severally, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any Registration Statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on December 26, 2001.


                        *
------------------------------------------------------  President, Chief Executive Officer
                  Paul A. Bragg                         and Director
          (Principal Executive Officer)

                        *
------------------------------------------------------  Vice President and Chief Financial
                 Earl W. McNiel                         Officer
  (Principal Financial and Accounting Officer)

           /s/    Robert L. Barbanell
------------------------------------------------------  Chairman of the Board
               Robert L. Barbanell

            /s/     David A.B. Brown
------------------------------------------------------  Director
                David A.B. Brown

               /s/     J.C. Burton
------------------------------------------------------  Director
                   J.C. Burton


------------------------------------------------------  Director
                 David B. Robson

                         *
------------------------------------------------------  Director
               Jorge E. Estrada M.


           /s/     William E. Macaulay
------------------------------------------------------  Director
               William E. Macaulay


                        *
------------------------------------------------------  Director
                Ralph D. McBride


*By:        /s/     Robert W. Randall
------------------------------------------------------
                Robert W. Randall
                Attorney-in-fact

                               INDEX TO EXHIBITS+


         Exhibit No.          Description of Exhibit
         -----------          ----------------------
         *2.1                 Agreement and Plan of Merger, dated as of May 23,
                              2001, among Pride, Old Pride, Marine and AM
                              Merger, Inc. ("AM Merger") (incorporated by
                              reference to Annex A to the Joint Proxy
                              Statement/Prospectus included in the Registration
                              Statement of Old Pride and Pride on Form S-4
                              (Registration Nos. 333-66644 and 333-66644-01)
                              (the "Registration Statement")).

         *2.2 Letter Agreement, dated as of August 3, 2001, among Pride, Old Pride, Marine and AM Merger
                              (incorporated by reference to Exhibit 2.2 to the Current Report of Pride on Form 8-K filed with the Commission on September 28, 2001, File No. 1-13289
                              (the "Form 8-K")).

         *4.1                 Form of Pride Common Stock Certificate
                              (incorporated by reference to Exhibit 4.13 to the Registration Statement).

         *4.2                 Certificate of Incorporation of Pride
                              (incorporated by reference to Annex D to the Joint
                              Proxy Statement/Prospectus included in the
                              Registration Statement).

         *4.3 By-laws of Pride (incorporated by reference to Annex E to the Joint Proxy Statement/Prospectus included in the Registration Statement).

         *4.4 Rights Agreement dated as of September 13, 2001 between Pride and American Stock Transfer & Trust
                              Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Form 8-K).

         *4.5                 Certificate of Designations of Series A Junior
                              Participating Preferred Stock of Pride.
                              (incorporated by reference to Exhibit 4.3 to the Form 8-K).

         *4.6 Indenture, dated as of May 1, 1997, between Pride and JPMorgan Chase Bank (formerly The Chase
                              Manhattan Bank), as trustee (the "Senior Trustee")
                              (incorporated by reference to Exhibit 4.1 to Pride's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File Nos. 0-16961 and 1-13289 (the "Form 10-Q")).

         *4.7                 Fourth Supplemental Indenture, dated as of
                              September 10, 2001, between Pride and the Senior
                              Trustee (incorporated by reference to Exhibit 4.4 to the Form 8-K).

         *4.8                 Indenture, dated as of April 1, 1998, between
                              Pride and HSBC Bank USA (formerly named Marine
                              Midland Bank), as trustee (the "Subordinated
                              Trustee") (incorporated by reference to Exhibit
                              4.1 to the Form 10-Q).

         *4.9                 Second Supplemental Indenture, dated as of
                              September 10, 2001, between Pride and the
                              Subordinated Trustee (incorporated by reference to Exhibit 4.5 to the Form 8-K).

         5.1 Opinion of Baker Botts L.L.P. as to the legality of the securities.

         **12.1 Statement of computation of ratio of earnings to fixed charges.

         15.1                 Awareness letter of PricewaterhouseCoopers LLP.

         15.2                 Awareness letter of KPMG LLP.

         Exhibit No.          Description of Exhibit
         -----------          ----------------------
         23.1                 Consent of PricewaterhouseCoopers LLP.

         23.2                 Consent of KPMG LLP.

         23.3                 Consent of Baker Botts L.L.P. (included in Exhibit
                              5.1).

         24.1 Powers of Attorney (included on the signature page herein).

         **25.1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Senior
                              Trustee on Form T-1.

         **25.2 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Subordinated Trustee on Form T-1.

--------------------

+ Pride will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement or sales agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities or preferred stock, or (iii) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

*      Incorporated by reference as indicated.

**     Previously filed.